UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -  Entry Into A Material Definitive Agreement

Commencing in January 2006, the outside directors of Heritage Commerce Corp will, receive a monthly retainer of $2,000 per month. In addition, each outside director will receive $800 per Committee meeting attended in person and $400 for each Committee meeting attended by telephone. Each Committee chair will receive in addition a $2,500 annual retainer.

The outside directors will be entitled to bi-annual grants of 6,000 to 8,000 stock options as determined by the Company's Compensation Committee. The options will be granted pursuant to the Company's 2004 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: January 9, 2006          HERITAGE COMMERCE CORP

By: /s/ Lawrence D. McGovern
                    Lawrence D. McGovern
                    Executive Vice President and Chief Financial Officer